Exhibit 16.1

June 9, 2016

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Dear Commissioners:

We have read the statements made by Pacific Premier Bancorp, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to item 4.01 of Form 8-K, as part of the Form 8-K of Pacific Premier Bancorp, Inc. dated June 9, 2016. We agree with the statement concerning our Firm in such Form 8-K.

Yours truly,

/s/Vavrinek, Trine, Day & Co., LLP
Vavrinek, Trine, Day & Co., LLP
Laguna Hills California